EXHIBIT 10.6

                              COMMERCIAL LEASE

This lease is made between Corinthian Custom Homes, Inc. of 3611 W. Swann Ave., Tampa, FL 33609-4517, herein called Lessor, and Odyssey Marine Exploration, Inc., of 3507 Frontage Road #100, Tampa, FL 33607 herein called Lessee.

Lessee hereby offers to lease from Lessor the premises situation in the City of Tampa, County of Hillsborough, State of Florida, described as 3604 Swann Avenue, Tampa FL 33609 upon the following TERMS and CONDITIONS.

1. Term and Rent. Lessor demises the above premises for a term of Two (2) years, commencing February 1, 2001, and terminating on January 31, 2003, or sooner as provided herein at the annual rental of Forty Four Thousand seven hundred ninety and 12/100 Dollars ($44,790.12), payable in equal installments in advance on the first day of each month for that month's rental, during the term of this lease. All rental payments shall be made to Lessor, at the address specified above. $3,496.50 monthly rent + $236.01 sales tax for a total monthly payment of $3,732.51.

2. Use. Lessee shall use and occupy the premises for general office use. The premises shall be used for no other purpose. Lessor represents that the premises may lawfully be used for such purpose.

3. Care and Maintenance of Premises. Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Less h all, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the premises and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required, excepting the roof, exterior walls, and structural foundations. Lessee shall be responsible for all maintenance including all trees, landscaping and right of way which shall be maintained by Lessor. Lessee shall also maintain in good condition such portions adjacent to the premises, such as sidewalks, driveways, lawns and shrubbery, which would otherwise be required to be maintained by Lessor.

4. Alterations. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements, in, to or about the premises.

5. Ordinances and Statutes. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.

6. Assignment and Subletting. Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.



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7.  Utilities.  All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity, and telephone services.

8. Entry and Inspection. Lessee shall permit Lessor or Lessor's agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time with sixty
(60) days prior to the expiration of this lease, to place upon the premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.

9. Possession. If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered with days of the commencement of the term hereof.

10. Indemnification of Lessor. Lessor shall not be liable for any damage or injury to Lessee, or any other person or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused.

11. Insurance. Lessee, at his expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage as follows:

Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured. The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

12. Eminent Domain. If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee's use of the premises, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

13. Destruction of Premises. In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option, may make the same within a reasonable

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time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

14. Lessor's Remedies on Default. If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within three days, after the giving of such notice (of if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such three days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this lease on not less than fifteen days' notice to Lessee. On the date specified in such notice the term of this lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, but Lessee shall remain liable as hereinafter provided. If this lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

15. Security Deposit. Lessee shall deposit with Lessor on the signing of this lease the sum of Seven thousand four hundred sixty five and 02/100 Dollars ($7,465.02) as security for the performance of Lessee's obligations under this lease, including without limitation the surrender of possession of the premises to Lessor as herein provided. If Lessor applies any part of the deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the term of this lease. 50% of deposit shall be used as last month's rent.

16. Tax Increase. In the event there is any increase during any year of the term of this lease in the City, County or State real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increased rate or valuation, Lessee shall pay to Lessor upon presentation of paid tax bills an amount equal to 100% of the increase in taxes upon the land and building in which the leased premises are situated. In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of Lessee shall be proportionate to the portion of the lease term included in such year.

17. Common Area Expenses. In the event the demised premises are situated in a shopping center or in a commercial building in which there are common areas, Lessee agrees to pay his pro-rata share of maintenance, taxes, and insurance for the common area.





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18.  Attorney's Fees.  In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

19. Waiver. No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

20. Notices. Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address specified above, or at such other places as may be designated by the parties from time to time.

21. Heirs, Assigns, Successors. This lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

22. Option to Renew. Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional term of n/a months commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term except that the monthly rent shall be the sum of $ __. The option shall be exercised by written notice given to Lessor not less than days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.

23. Subordination. This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

24. Radon Gas Disclosure. As required by law (Landlord) (Seller) makes the following disclosure: "Radon Gas" is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in ____________________. Additional information regarding radon and radon testing may be obtained from your county public health unit.

25. Entire Agreement. The foregoing constitutes the entire agreement between the parties and may be modified only by writing signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties' execution hereof: Addendum 1

Signed this 24th day of January, 2001.

By:  /s/ John C. Morris                  By:  /s/ Wayne McClain
     Lessee                                   Lessor








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    ADDENDUM 1 TO LEASE AGREEMENT BETWEEN CORINTHIAN CUSTOM HOMES, INC.
                  AND ODYSSEY MARINE EXPLORATION, INC.




1. The parties agree that Lessor shall maintain occupancy of the 670 square feet of space located on the second floor for the months of February and March 2001 and that the Lessee's rent shall be reduced during those two months by an amount equal to $845.63.

2. Lessee shall be responsible for the maintenance of the landscaping and grounds on the property including but not limited to mowing and edging lawn, removal of weeds, proper irrigation, appropriate fertilization of all plant materials including palm trees in front. In addition to other insurance requirements, Lessee agrees that property insurance required in paragraph 11 shall include replacement of trees.

3. Lessee shall be responsible for the payment of the real estate taxes on the building. Lessee agrees to place in an interest bearing escrow with Bayshore Title Company an amount equal to the annual real estate taxes. Interest shall
accrue to the benefit of the Lessee.   For 2001, the amount shall be $4,726,
which is based on the actual real estate taxes for 2000 prorated for 11 months. On or before October 20 of each year, Lessee agrees to pay to escrow agent the difference between the actual real estate taxes, prorated for the time Lessee occupies the Building and the balance in the escrow account. In addition, Lessee agrees to fund the escrow account by an amount equal to the previous year's real estate taxes.




Witness /s/ [illegible]                    By:/s/ Wayne McClain
                                              Wayne McClain, President
                                              Corinthian Custom Homes, Inc.



Witness /s/ [illegible]                    By:/s/ John C. Morris
                                              John C. Morris, President